SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 20, 2005 (October 14, 2005)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
HLI Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168

(Address of principal executive offices)            (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release, dated October 19, 2005 re German receivables financing program
Press Release, dated October 20, 2005 re entry into Stock Purchase Agreement

ITEM 1.01. Entry into a Material Definitive Agreement.
(a) German Receivables Financing Program
     Hayes Lemmerz Werke GmbH (“Werke”), a wholly-owned indirect subsidiary of Hayes Lemmerz International, Inc. (the “Company”), entered into a Framework Agreement (the “Framework Agreement”) with MHB Financial Services GmbH & Co. KG (“MHB”) to establish a facility for the purchase of certain of its accounts receivable by MHB. Pursuant to the Framework Agreement, MHB will purchase from Werke certain of its accounts receivable on a revolving basis. The particular receivables to be purchased by MHB will be sold on the basis of separate Individual Receivables Purchase Agreements. The first Individual Receivables Purchase Agreement was entered into on October 17, 2005. Receivables to be purchased are selected by MHB from the entire pool of Werke’s eligible accounts receivable on a regular basis up to an amount of €20 million. The purchase price is the receivables’ face value less a discount that is calculated on a basis of the EURIBOR and can therefore vary from purchase to purchase. Werke will, unless otherwise instructed by MHB, be responsible for the administration and collection of the receivables purchased by MHB and is responsible for all costs in connection therewith. Funds collected by Werke with respect to receivables will be applied to purchase additional receivables by MHB pursuant to the program.
     Werke will generally be responsible for receivables sold to MHB that are not collectable for reasons other than the insolvency or inability to pay of the customer. Werke also retains the liability for receivables that are not collectable due to the customer’s insolvency or inability to pay, but only up to a maximum of 5% of the amount of the receivables purchased. MHB assumes the credit risk associated with the purchased receivables to the extent that the amount of receivables not collectable due to the customer’s insolvency or inability to pay exceeds 5% of the amount of the receivables purchased.
     The Framework Agreement contains representations, warranties and covenants customary in Germany for this type of receivables purchase program. The Framework Agreement can be terminated by MHB at any time with three months notice. MHB may also elect to discontinue the purchase of receivables without terminating the Framework Agreement. In connection with this transaction, the Company amended its Amended and Restated Credit Agreement dated as of April 11, 2005 to permit the establishment this receivables purchase program pursuant to the Framework Agreement, and to permit other foreign entities to establish accounts receivable purchase or securitization programs, subject to the overall limitations on such programs in the Amended and Restated Credit Agreement.
(b) Agreement to Sell Hub and Drum Business
     On October 14, 2005, HLI Operating Company, Inc., HLI Commercial Highway Holding Company, Inc., and Hayes Lemmerz International — Commercial Highway, Inc. (collectively the “Sellers”), all wholly-owned subsidiaries of the Company, entered into a Stock Purchase Agreement (the “Agreement”) with Precision Partners Holding Company (the “Buyer”) pursuant to which the Sellers agreed to sell and the Buyer agreed to purchase all of the issued and outstanding shares of capital stock of Hayes Lemmerz International — Hub and Drum, Inc., Hayes Lemmerz International — Mexico, Inc., and Hayes Lemmerz Mexico S.A. de C.V. (collectively the “Hub and Drum Subsidiaries”). The Hub and Drum Subsidiaries operate the

Company’s commercial highway hub and drum business, which consists of its facilities in Berea, Kentucky; Chattanooga, Tennessee and Mexico City, Mexico.
     The purchase price for the shares of the Hub and Drum Subsidiaries will be approximately $51 million, which amount is subject to adjustment depending on the closing date of the transaction. The purchase price is also subject to customary adjustments based on the amount of the Hub and Drum Subsidiaries’ working capital on the closing date. The Company intends to use a portion of the net proceeds from the sale to reduce the principal amount of its Term B loan and a portion to provide additional liquidity as permitted by its Amended and Restated Credit Agreement.
     There are number of customary conditions to the obligations of the parties to proceed with the transaction. In particular, the obligations of the Buyer are subject to, among other things, the Buyer’s ability to obtain debt financing on commercially reasonable terms and satisfactory completion of its due diligence investigations. Either party may terminate the Agreement if the Closing has not occurred by November 30, 2005. There can be no assurance that the conditions to closing will be satisfied or that the closing will occur on or before November 30, 2005, or at all.
     The Agreement also contains representations, warranties, covenants, and indemnities customary for such agreements. These include a covenant by the Company not to compete in the hub and drum or disk brake business for heavy duty trucks and trailers in North America for a period of five years following the closing. In addition, the Company will enter into a Transition Services Agreement pursuant to which it will provide certain services to the Buyer for a period of six months following the closing for which it will be separately compensated.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure included under Item 1.01(a) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: October 20, 2005
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: October 20, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on October 19, 2005 re German receivables financing program.

99.2	Press Release Issued by Hayes Lemmerz International, Inc. on October 20, 2005 re entry into Stock Purchase Agreement.